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                                                                  EXHIBIT No. 23

CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
First Empire State Corporation as successors to ONBANCORP, INC.:

We consent to incorporation by reference in the Current Report on Form 8-K of First Empire State Corporation of our report dated January 26, 1998, relating to the consolidated balance sheets of ONBANCorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 annual report on Form 10-K of ONBANCorp, Inc.



                                        /s/ KPMG Peat Marwick LLP
                                        --------------------------
                                        KPMG Peat Marwick LLP
                                        Syracuse, New York

April 8, 1998





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